UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 1, 2006

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50670	52-2230784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Broadway, 42nd Floor New York, New York 10005

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 813-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On November 1, 2006, MarketAxess Holdings Inc. (the “Company”) issued a press release announcing the Company’s financial results for its fiscal third quarter ended September 30, 2006. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.
Item 8.01 Other Events
     The press release issued on November 1, 2006 also contained an announcement by the Company that the Board of Directors of the Company has approved a $40 million share repurchase program, which authorizes the Company to repurchase shares of its common stock, in the open market or privately negotiated transactions, at times and prices considered appropriate by the Company depending upon prevailing market conditions.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits:
99.1	Press Release entitled “MarketAxess Reports 2006 Third Quarter Results” issued by MarketAxess Holdings Inc. on November 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.
Date: November 1, 2006	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “MarketAxess Reports 2006 Third Quarter Results” issued by MarketAxess Holdings Inc. on November 1, 2006.

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